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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2008

Juniper Content Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51240 (Commission File Number)	20-2278320 (IRS Employer Identification No.)

521 Fifth Avenue, Suite 822, New York, New York (Address of Principal Executive Offices)	10175 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 660-5930

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information contained in Item 3.02 below is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

On February 29, 2008, Juniper Content Corporation (“Company”) sold 21.4 units, representing an aggregate of 668.75 shares of Senior 7% Convertible Series A Preferred Stock (“Preferred Stock”) and five-year warrants to purchase an aggregate of 668,750 shares of Common Stock. The securities were sold in the private placement pursuant to a Securities Purchase Agreement. The Company received gross proceeds of $2,140,000 from the private placement.

The Preferred Stock is convertible into shares of Common Stock at any time, in whole or in part, at a conversion price of $3.20 per share, subject to adjustment, initially representing 668,750 shares of Common Stock. Additionally, the Company can force the holders to convert if the Common Stock trades at $6.00 per share for any 20 out of 30 trading days and ends that period at $6.00. The Preferred Stock ranks senior to all other outstanding stock of the Company in right of dividend payments and liquidation. The Preferred Stock is entitled to cumulative dividends, compounded annually, at an annual rate of 7%, payable in cash or in additional shares of Preferred Stock, commencing January 1, 2010. Until such date, no dividends shall be paid and no dividends will accrue. The Preferred Stock will vote on an “as converted” basis with the Common Stock on all matters brought before the holders of the Common Stock as a single class. The holders of the Preferred Stock also have the right to appoint a director to the Company’s Board of Directors until such time as the investors or their affiliates hold less than 500,000 shares of Common Stock or 10% of the outstanding voting securities of the Company. Upon the occurrence of certain liquidation events (such as a liquidation or sale of all or substantially all of the Company’s assets), the holders of the Preferred Stock are entitled to receive an amount equal to their initial purchase price for the Preferred Stock plus any accrued but unpaid dividends.

334,375 of the warrants (“Class A Warrants”) issued in the private placement have an exercise price of $0.01 per share, 167,187 of the warrants (“Class B Warrants”) have an exercise price of $2.50 per share and 167,188 of the warrants (“Class C Warrants”) have an exercise price of $5.00 per share. The Class A Warrants, Class B Warrants and Class C Warrants will be exercisable via cash payment or cashless exercise, but shall not be exercisable via cashless exercise so long as a registration statement covering the Common Stock underlying the Preferred Stock and Warrants remains effective. Concurrently with the private placement, the Company paid to the lead investor in the private placement $149,800 in cash and issued to them five-year warrants (“Rebate Warrants” and together with the Class A Warrants, Class B Warrants and Class C Warrants, the “Warrants”) to purchase 93,625 shares of the Company’s Common Stock, representing a rebate on the purchase price. The Rebate Warrants have an exercise price of $1.00 per share.

The Preferred Stock and Warrants were sold or issued under Section 4(2) of the Securities Act of 1933, as amended, on a private placement basis to an accredited investor.

In connection with the private placement, the Company has agreed to use commercially reasonable efforts to become eligible to effect a registration statement on Form S-3. The Company has agreed to file a registration statement to register for resale the shares of Common

Stock underlying the Preferred Stock and Warrants sold or issued in the private placement within 60 days after the Company has become eligible to file a registration statement on Form S-3.

The Company intends to use the proceeds of the private placement for general working capital purposes.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the private placement, the Company granted the investor the right to appoint one director to the Company’s Board of Directors. This right will terminate when the investor beneficially owns less than 500,000 shares of Common Stock (subject to adjustment in the case of stock dividends, splits or similar transactions) or 10% of the outstanding voting securities of the Company. Pursuant to this right, Steven G. Chrust was appointed as a director.

Mr. Chrust founded Centripetal Capital Partners, LLC, a private equity investment firm, in 2004 and has served as a Senior Principal, Member since that date. He has also been a member of the Executive Committee of Alpha Financial Technologies, LLC and a partner in Enhanced Alpha Management, a creator of alternative asset management products and structured instruments, since 2004. He is also Founder and President of SGC Advisory Services, Inc. a financial services company he formed in 1991. Mr. Chrust was the vice chairman and co-founder of Winstar Communications, Inc., a public telecommunications company, and a member of its board of directors from 1994 through December 1998. At Winstar, he was responsible for corporate development, strategic and capital planning and acquisitions. Mr. Chrust began his career in 1970 at Sanford C. Bernstein & Co., a financial institution and is currently a part of Alliance Capital, an AXA company. He became a partner in 1976 and served as its Director of Technology Research. While at Bernstein, he ranked in the top tier of analysts each year for more than a decade (including a first-place ranking in his sector for five consecutive years), as ranked by Institutional Investor. He has testified before Congress on various regulatory matters. He also served as Chairman of the Association for Local Telecommunications Services, the industry association of local carriers. He also has been a featured lecturer at the Harvard Business School. Mr. Chrust is a member of the Association for Investment Management and Research and the New York Society of Security Analysts. Mr. Chrust is a graduate of Baruch College in New York.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 29, 2008, the Company filed a Certificate of Designations, Preferences and Rights of the Senior 7% Convertible Series A Preferred Stock. The terms of the Preferred Stock are set forth in Item 3.02 and the information contained in such item is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

4.1	Certificate of Designations, Preferences and Rights of Senior 7% Convertible Series A Preferred Stock
10.1	Securities Purchase Agreement

10.2	Form of Class A Warrant, Class B Warrant, Class C Warrant and Rebate Warrant
99.1	Press release dated March 3, 2008
99.2	Press release dated March 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2008	JUNIPER CONTENT CORPORATION
	By:	/s/ Stuart B. Rekant
Stuart B. Rekant Chairman and Chief Executive Officer